Exhibit 99.(11)

Brandon J. Cage

Assistant Vice President

Managing Assistant General Counsel

Office of General Counsel

Telephone (949) 219-3943

FAX (949) 219-3706

email: Brandon.Cage@PacificLife.com

March 10, 2022

Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, CA  92660

Re: Registration Statement on Form N-4;

Separate Account A of Pacific Life Insurance Company

Dear Sir/Madam:

I have acted as counsel to Pacific Life Insurance Company (“Pacific Life”) in connection with the preparation and filing of the Registration Statement on Form N-4, filed by Pacific Life and Separate Account A of Pacific Life Insurance Company (File No. 811-08946) (“Separate Account”) with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, for the registration of interests in the Separate Account. The establishment of Separate Account A of Pacific Life on September 7, 1994, was authorized by resolution of the Board of Directors of Pacific Life adopted November 22, 1989, and Memoranda dated September 7, 1994 concerning Separate Account A as the separate account for assets applicable to the variable annuity contracts (“Contracts”), pursuant to the provisions of Section 10506 of the Insurance Code of the State of California.

I have examined or caused to be examined the Registration Statement, including all related documents and exhibits, and reviewed such questions of law and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

1.                                    Pacific Life has been duly organized under the laws of the State of Nebraska and is a validly existing corporation.

2.                                    The Separate Account is duly created and validly existing as a separate account, pursuant to the aforesaid provisions of California Law and maintained under the laws of the State of Nebraska.

3.                                    The portion of the assets to be held in the Separate Account equal to the reserves and other liabilities under the Contracts and any other Contracts issued by Pacific Life that are supported by the Separate Account is not chargeable with liabilities arising out of any other business Pacific Life may conduct.

4.                                    The Contracts have been duly authorized by Pacific Life and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of Pacific Life, except as limited by bankruptcy and insolvency laws affecting the right of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brandon J. Cage

Brandon J. Cage

Assistant Vice President

Managing Assistant General Counsel